SUBSIDIARIES OF DELTA FINANCIAL CORPORATION




       NAME                                             STATE OF INCORPORATION
- ------------------                                         ---------------
Delta Funding Corporation...........................           New York
Fidelity Mortgage Inc...............................           Delaware
DF Special Holdings Corporation.....................           Delaware
DFC Financial Corporation...........................           Delaware
Continental Property Management Corp................           New York
Delta Funding Residual Holding Trust 2000-1.........           Delaware
Delta Funding Residual Holding Trust 2000-2.........           Delaware
DFC 1999-A Corp.....................................           Delaware
DFC Receivables Company, LLC........................           Delaware
DFC 2000-B Corp.....................................           Delaware
Delta Funding Non-Performing Loan Trust 2000-1......           Delaware
DFC Financial of Canada Limited ....................           Ontario, Canada
DFC Funding of Canada Limited.......................           Ontario, Canada